                                                                   EXHIBIT 10.17


                                    AGREEMENT


         This Agreement ("Agreement") is made and entered into between Dominion Income Management Corp. ("Dominion") and Automotive Performance Group, Inc., a Delaware corporation ("Company"), as of the 22nd day of July, 1999.

                                    RECITALS

A. Dominion has agreed to assume certain indebtedness of the Company, in the aggregate amount of $1,480,000 (the "Debt").

B. As consideration for the assumption by Dominion of the Debt, the Company has agreed to issue to Dominion Preferred Stock of the Company, and Warrants to acquire Common Stock of the Company, as described in this Agreement.

                                  UNDERTAKINGS

1. ASSUMPTION OF DEBT. Dominion hereby agrees to assume all liability and obligations of the Company for payment of all amounts owed by the Company with respect to the indebtedness, in the aggregate amount of one million four hundred eighty thousand dollars ($1,480,000), described on Exhibit A attached hereto.

2. INDEMNIFICATION OF COMPANY. Dominion hereby agrees to indemnify and hold the Company, and each of its officers, directors, agents, representatives, successors and assigns, harmless from and with respect to any and all claims, liabilities, losses, damages, costs and expenses relating to the Debt assumed by Dominion pursuant to the Agreement.

3. CONSIDERATION FOR THE ASSUMPTION. As consideration for the assumption by Dominion of the Debt upon the terms and conditions of this Agreement, the Company shall issue to Dominion (i) 1,480,000 shares of the Company's Series B Preferred Stock ("Preferred Stock"), and (ii) warrants to acquire 500,000 shares of the Company's Common Stock ("Warrants") for an exercise price of $0.01 per Common Share. The Preferred Stock shall have the relative rights, limitations and preferences set forth in a Certificate of Designation of Rights and Preferences of Series B Preferred Stock of Automotive Performance Group, Inc., in the form and content of Exhibit B, attached hereto (the "Designation Certificate"). The terms and conditions of the Warrants are contained in that certain "Stock Purchase Warrant," a copy of which is attached hereto as Exhibit C.

4. CLOSING. The Closing of the transaction contemplated by this Agreement ("Closing") shall occur on July __, 1999. At the Closing, (i) the Company shall deliver to Dominion a Certificate or Certificates evidencing 1,480,000 shares of Preferred Stock and the original Stock Purchase Warrant evidencing the Warrants and (ii) Dominion shall deliver to the Company the Acknowledgement of Assumption of Liability, in the form and content of Exhibit D, attached hereto.

5. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to Dominion that, as of the Closing, (i) the Designation Certificate will have been duly filed with the Delaware Secretary of State and (ii) the Preferred Stock will be duly and validly issued.

6. GOVERNING LAW. This Agreement has been negotiated and entered into in the State of California, and shall be governed by, construed and enforced in accordance with the internal laws of the State of California, applied to contracts made in California by California domiciliaries to be wholly performed in California.

7. INTEGRATION. This Agreement sets forth the entire agreement between the parties with regard to the subject matter hereof. All agreements, covenants, representations and warranties, express and implied, oral and written, of the parties with regard to the subject matter hereof are contained herein, in the Exhibits hereto, and the documents referred to herein or implementing the provisions hereof. No other agreements, covenants, representations or warranties, express or implied, oral or written, have been made by either party to the other with respect to the subject matter of this Agreement. All prior and contemporaneous conversations, negotiations, possible and alleged agreements and representations, covenants, and warranties with respect to the subject matter hereof are waived, merged herein and therein and superseded hereby and thereby. This is an integrated agreement.

8. WAIVER AND AMENDMENT. No breach of any provision hereof can be waived unless in writing. Waiver of any one breach of any provision hereof shall not be deemed to be a waiver of any other breach of the same or any other provision hereof. This Agreement may be amended only by a written agreement executed by the parties in interest at the time of the modification.

9. ATTORNEYS' FEES. Should any party hereto reasonably retain counsel for the purpose of enforcing or preventing the breach of any provision hereof, including, but not limited to, by instituting any action or proceeding to enforce any provision hereof, for damages by reason of any alleged breach of any provision hereof, for a declaration of such party's rights or obligations hereunder or for any other judicial remedy, then, if said matter is settled by judicial determination (which term includes arbitration), the prevailing party (whether at trial or on appeal) shall be entitled, in addition to such other relief as may be granted, to be reimbursed by the losing party for all costs and expenses incurred thereby, including, but not limited to, reasonable attorneys' fees and costs for the services rendered to such prevailing party.

10. EXHIBITS. All Exhibits attached hereto are incorporated herein by reference as though fully set forth herein.

11. BENEFIT AND BURDEN. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, successors and permissible assigns.

12. EXECUTION IN COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

13. CORPORATE AUTHORITY. Any corporation signing this Agreement represents and warrants that said Agreement is executed in compliance with a resolution of the Board of Directors of said corporation, duly adopted by said Board and transcribed in full in the minutes of said corporation. Any individual signing this Agreement on behalf of an entity represents and warrants that he has full authority to do so.


                                       DOMINION INCOME MANAGEMENT CORP.



                                       By: _____________________________________
                                           Andrew L. Evans



                                       AUTOMOTIVE PERFORMANCE GROUP, INC.,
                                       a Delaware corporation


                                       By: _____________________________________

                                       Its: ____________________________________


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